Exhibit 3.2

                                    BYLAWS OF
                           WELLSTONE COMMUNITIES INC.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I. DEFINITIONS                                                        46
ARTICLE II. GENERAL PROVISIONS REGARDING NOTICES                              46
     Section 1. NOTICES                                                       46
     Section 2. WAIVER OF NOTICE                                              47
ARTICLE III. SHAREHOLDERS' MEETINGS                                           48
     Section 1. PLACE OF MEETING                                              48
     Section 2. ANNUAL MEETING                                                48
     Section 3. SPECIAL MEETINGS                                              48
     Section 4. NOTICE TO SHAREHOLDERS                                        48
     Section 5. FIXING OF RECORD DATE                                         49
     Section 6. QUORUM AND VOTING REQUIREMENTS                                49
     Section 7. PROXIES                                                       50
     Section 8. INFORMAL ACTIONS BY SHAREHOLDERS                              50
ARTICLE IV. DIRECTORS                                                         50
     Section 1. GENERAL POWERS                                                50
     Section 2. NUMBER, ELECTION AND TERMS                                    51
     Section 3. VACANCIES AND NEWLY CREATED DIRECTORSHIPS                     51
     Section 4. CONTINUANCES IN OFFICE                                        51
     Section 5. REMOVAL                                                       51
     Section 6. PLACE OF MEETING                                              51
     Section 7. COMPENSATION                                                  51
     Section 8. REGULAR MEETINGS                                              51
     Section 9. SPECIAL MEETINGS                                              52
     Section 10. GENERAL PROVISIONS REGARDING NOTICE AND WAIVER               52
     Section 11. QUORUM                                                       52
     Section 12. MANNER OF ACTING                                             52
     Section 13. COMMITTEES                                                   52
     Section 14. ACTION WITHOUT FORMAL MEETING                                53
     Section 15. CONFERENCE CALL MEETINGS                                     53
     Section 16. NOMINATIONS AND NOTIFICATION OF NOMINATIONS FOR DIRECTORS    53
ARTICLE V. OFFICERS                                                           53
ARTICLE VI. INDEMNIFICATION                                                   55
     Section 1. DEFINITIONS FOR INDEMNIFICATION PROVISIONS                    55
     Section 2. MANDATORY INDEMNIFICATION AGAINST EXPENSES                    55
     Section 3. AUTHORITY FOR PERMISSIVE INDEMNIFICATION                      55
     Section 4. DETERMINATION AND AUTHORIZATION OF PERMITTED INDEMNIFICATION  56
     Section 5. SHAREHOLDER-APPROVED INDEMNIFICATION                          56
     Section 6. ADVANCES FOR EXPENSES                                         57
     Section 7. INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS            57
     Section 8. INSURANCE                                                     58
     Section 9. EXPENSES FOR APPEARANCE AS WITNESS                            58
ARTICLE VII. FAIR PRICE REQUIREMENTS                                          58
     Section 1. DEFINITIONS                                                   58
     Section 2. ADDITIONAL BUSINESS COMBINATION APPROVAL                      61
     Section 3. EXCEPTION TO VOTE REQUIREMENT OF ARTICLE VII, SECTION 2       61
     Section 4. REPEAL OF ARTICLE VII AND LIMITATIONS                         62
ARTICLE VIII. BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS              62
     Section 1. DEFINITIONS                                                   63

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     Section 2. BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS            64
     Section 3. REPEAL OF ARTICLE VIII                                        64
ARTICLE IX. FISCAL YEAR                                                       64
ARTICLE X. ANNUAL STATEMENTS                                                  65
ARTICLE XI. CAPITAL STOCK                                                     65
     Section 1. FORM.                                                         65
     Section 2. TRANSFER                                                      66
     Section 3. RIGHTS OF HOLDER                                              66
     Section 4. LOST OR DESTROYED CERTIFICATES                                66
ARTICLE XII. SEAL                                                             66
ARTICLE XIII. AMENDMENT TO BYLAWS                                             66
     Section 1. AMENDMENT OF BYLAWS BY BOARD OF DIRECTORS                     66
     Section 2. SUPERMAJORITY REQUIRED FOR AMENDMENT BY SHAREHOLDERS          66

                                     BYLAWS
                                       OF
                           WELLSTONE COMMUNITIES INC.

                        (Adopted as of November 20, 2002)




                                   DEFINITIONS

        As used in these Bylaws, the terms set forth below shall have the meanings indicated, as follows:

        "Articles of Incorporation" means the Articles of Incorporation of the Corporation, as amended from time to time.

        "Board" shall mean the Board of Directors of the Corporation.

        "Chief Executive Officer" shall mean the President of the Corporation, or such other officer as shall be designated by the Board as having the duties of the Chief Executive Officer, as described in Section 4 of Article V of these Bylaws.

        "Code" shall mean the Georgia Business Corporation Code, as amended from time to time.

        "Corporation"   shall  mean  Wellstone   Communities   Inc.,  a  Georgia
corporation.

        "Secretary" shall mean the Secretary of the Corporation, or such other officer as shall be designated by the Board as having the duties of the corporate Secretary as described in Section 5 of Article V of these Bylaws.

        "Secretary of State" shall mean the Secretary of State of Georgia.

        "Voting  group"  shall have the meaning set forth in  subsection  (a) of
Section 6 of Article III of these Bylaws.



                      GENERAL PROVISIONS REGARDING NOTICES

NOTICES. Except as otherwise provided in the Articles of Incorporation or these Bylaws, or as otherwise required by applicable law:

Any notice required by these Bylaws or by law shall be in writing unless oral notice is reasonable under the circumstances.

Notice may be communicated in person; by telephone, telegraph, teletype, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication.

Written notice by the Corporation to any shareholder, if in a comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders; provided that if the Corporation has more than 500 shareholders of record entitled to vote at a meeting, it may utilize a class of mail other than first class if the notice of the meeting is mailed, with adequate postage prepaid, not less than 30 days before the date of the meeting.

Written notice to the Corporation may be addressed to its registered agent at its registered office or to the Corporation or its Secretary at its principal office shown in its most recent annual registration with the Secretary of State.

Except as provided in subsection (c) of this Section 1, written notice, if in a comprehensible form, is effective at the earliest of the following:

        (1) When received, or when delivered, properly addressed, to the addressee's last known principal place of business or residence;

        (2)     Five days after its  deposit in the mail,  as  evidenced  by the
                postmark,   if  mailed  with  first-class  postage  prepaid  and
                correctly addressed; or

        (3) On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

Oral notice is effective when communicated if communicated in a comprehensible manner.

In calculating time periods for notice under these By-Laws, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

WAIVER OF NOTICE. Except as otherwise provided or required by the Articles of Incorporation, these Bylaws or applicable law:

A shareholder may waive any notice required to be given to such shareholder, before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the Corporation's corporate records.

A shareholder's attendance at a meeting:

        (1) Waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

        (2) Waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Neither the business transacted nor the purpose of the meeting need be specified in the waiver, except that any waiver by a shareholder of the notice of a meeting of shareholders with respect to an amendment of the Articles of Incorporation, a plan of merger or share exchange, a sale of assets or any other action which would entitle the shareholder to exercise statutory dissenter's rights under the Code and obtain payment for his or her shares shall not be effective unless:

        (1) Prior to the execution of the waiver, the shareholder shall have been furnished the same material that under the Code would have been required to be sent to the shareholder in a notice of the meeting, including notice of any applicable dissenters' rights as provided in the Code; or

        (2) The waiver expressly waives the right to receive the material required to be furnished.

A director may waive any notice required to be given to such director by the Code, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice. Except as provided by subsection (e) of this
Section 2, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the Corporation's corporate records.

A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.


                             SHAREHOLDERS' MEETINGS


PLACE OF MEETING. The Board may designate any place within or outside the State of Georgia as the place of meeting for any annual or special shareholders' meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place within or outside the State of Georgia as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

ANNUAL MEETING. An annual meeting of the shareholders shall be held at such time and place as the Board shall determine, at which time the shareholders shall elect a Board and transact such other business as may be properly brought before the meeting.

SPECIAL MEETINGS. Except to the extent otherwise prescribed by statute or the Articles of Incorporation, special meetings of the shareholders, for any purpose or purposes, may only be called by the Chairman of the Board, the Chief Executive Officer, or the board of directors pursuant to resolution adopted by a majority of the entire board of directors. Unless required by Code ss. 14-2-702 and its successors, shareholders may not call special meetings.

NOTICE TO SHAREHOLDERS.

Except as otherwise specifically provided in this Section 4, requirements with respect to the giving of notice and waiver of notice shall be governed by the provisions of Article II of these Bylaws.

The Corporation shall give notice to each shareholder entitled to vote thereat of the date, time and place of each annual and special shareholders' meeting no fewer than ten (10) nor more than sixty (60) days before the meeting date.

Unless otherwise required by the Code with respect to meetings at which specified actions will be considered (including but not limited to mergers, certain share exchanges, certain asset sales by the Corporation, and dissolution of the Corporation), notice of an annual meeting need not contain a description of the purpose or purposes for which the meeting is called.

Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

Unless a new record date is set (or is required by law or by the terms of these Bylaws to be set) therefor, notice of the date, time and place of any adjourned meeting need not be given otherwise than by the announcement at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, however, notice of the adjourned meeting must be given in accordance with these Bylaws as if such adjourned meeting were a newly-called meeting.

If any corporate action proposed to be considered at a meeting of shareholders would or might give rise to statutory dissenters' rights under the Code, the notice of such meeting shall state that the meeting is to include consideration of such proposed corporate action, and that the consummation of such action will or might give rise to such dissenters' rights, and shall include the description of such statutory dissenters' rights required by the Code.

If any corporate action which would give rise to statutory dissenters' rights under the Code is taken by written consent of shareholders without a meeting, or is taken at a meeting with respect to which less than all shareholders were entitled to receive notice, or is otherwise taken without a vote of shareholders, the Corporation shall cause notice thereof, including the information concerning statutory dissenters' rights contemplated by paragraph
(b) above, to be given, not more than ten (10) days after the adoption of such action by shareholder vote at a meeting or by written consent to those shareholders who did not execute such written consent or who were not entitled to receive notice of such meeting, or to all shareholders if such action was otherwise taken without a vote of shareholders.

FIXING OF RECORD DATE.

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to demand a special meeting of shareholders, or shareholders entitled to take any other action, the Board may fix in advance (but not retroactively from the date the Board takes such action) a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the meeting or action requiring such determination of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the last business day before the first notice of such meeting is delivered to shareholders shall be the record date. If no record date is fixed for determining shareholders entitled to take action without a meeting, the date the first shareholder signs the consent shall be the record date for such purpose. If no record date is fixed for determining shareholders entitled to demand a special meeting, or to take other action, the date of receipt of notice by the Corporation of demand for such meeting, or the date on which such other action is to be taken by the shareholders, shall be the record date for such purpose.

A separate record date may be established for each voting group entitled to vote separately on a matter at a meeting.

A determination of shareholders entitled to notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

For the purpose of determining shareholders entitled to a distribution by the Corporation (other than one involving a purchase, redemption or other acquisition of the Corporation's shares), the record date shall be the date fixed for such purpose by the Board, or if the Board does not fix such a date, the date on which the Board authorizes such distribution.

QUORUM AND VOTING REQUIREMENTS.

Except as otherwise provided by the Articles of Incorporation or the Code:

A "voting group" with respect to any given matter means all shares of one or more class or series which, under the Articles of Incorporation or the Code, are entitled to vote and be counted together collectively on that matter, and unless specified otherwise in the Articles of Incorporation, the Code or these Bylaws, all shares entitled to vote on a given matter shall be deemed to be a single voting group for purposes of that matter.

Each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders' meeting.

A majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter.

The presence of a quorum of each voting group entitled to vote thereon shall be the requisite for transaction of business on a given matter.

Action on a matter other than election of directors is approved by a voting group if a quorum of such voting group exists and the number of votes cast within such voting group in favor of such action exceeds the number of votes cast within such voting group against such action.

Except as otherwise provided in these Bylaws, all shares entitled to vote for election of directors shall vote thereon as a single voting group, and directors shall be elected by a plurality of votes cast by shares entitled to vote in the election in a meeting at which a quorum of such voting group is present.

Once a share is represented for any purpose other than solely to object to holding a meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is, or is required by law or these By-Laws to be, set for that adjourned meeting.

If a quorum for transaction of business shall not be present at a meeting of shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting stock shall be present. No notice other than announcements at the meeting before adjournment shall be required of the new date, time or place of the adjourned meeting, unless a new record date for such adjourned meeting is, or is required by law or these Bylaws to be, fixed. At such adjourned meeting (for which no new record date is, or is required to be, set) at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting originally called.

PROXIES. At every meeting of the shareholders, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be:
(i) effective unless given in writing and signed, either personally by the shareholder or his or her attorney-in-fact; or (ii) effective until received by the Secretary or other officer or agent authorized to tabulate votes; or valid after eleven months from its date, unless said proxy expressly provides for a longer period.

INFORMAL ACTIONS BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if written consent (which may take the form of one or more counterpart copies), setting forth the action so taken, shall be signed by all the holders of all the shares entitled to vote with respect to the subject matter thereof and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such consent shall have the same force and effect as a unanimous vote of the shareholders; provided, however, that no such consent which purports to be an approval of any plan of merger, share exchange, asset sale or other transaction
(i) as to which shareholder approval is required by the Code and (ii) with respect to which specific disclosure requirements to voting shareholders are imposed by the Code, shall be effective unless:

        (1) prior to the execution of the consent, each consenting shareholder shall have been furnished the same material which, under the Code, would have been required to be sent to shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters' rights; or:

        (2) the written consent contains an express waiver of the right to receive the material otherwise required to be furnished.



                                    DIRECTORS

GENERAL POWERS. All corporate powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board, subject to any limitation set forth in the Articles of Incorporation, or any amendment to these Bylaws approved by the shareholders of the Corporation, or any otherwise lawful agreement among the shareholders of the Corporation.

NUMBER, ELECTION AND TERMS. The business and affairs of the Corporation shall be managed by or under the direction of a board of directors which, except as otherwise fixed by or pursuant to the provisions of the Articles of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, shall consist of not less than three (3) nor more than fifteen (15) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the board of directors pursuant to a resolution adopted by a majority of the entire board of directors. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class of directors to expire at the annual meeting of shareholders of the Corporation held in 2003, the term of office of the second class of directors to expire at the annual meeting of shareholders of the Corporation held in 2004, and the term of office of the third class of directors to expire at the annual meeting of shareholders of the Corporation held in 2005. At each annual meeting of the shareholders of the Corporation, and except as otherwise so fixed by or pursuant to the provisions of the Articles of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors elected to succeed those directors whose terms expire at such annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders of the Corporation after their election.

VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies occurring in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum of the board of directors, or by the sole remaining director. A director so chosen to fill a vacancy created by an increase in the number of directors shall hold office until the next annual meeting of shareholders of the Corporation. A director chosen to fill a vacancy caused by any reason other than an increase in the number of directors shall hold office until the annual meeting of shareholders at which the term of the class of directors to which such director belongs expires. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

CONTINUANCES  IN   OFFICE.  Notwithstanding  the  foregoing  provisions  of this
Article IV, any director whose term of office has expired shall continue to hold office until his or her successor shall be elected and qualify.

REMOVAL. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director.

PLACE OF MEETING. The Board may hold its meetings at such place or places within or without the State of Georgia as it may from time to time determine.

COMPENSATION. Directors may be allowed such compensation for attendance at regular or special meetings of the Board and of any special or standing committees thereof as may be from time to time determined by resolution of the Board.

REGULAR MEETINGS. A regular annual meeting of the Board shall be held, without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The Board may provide, by resolution, the time and place within or without the State of Georgia, for the holding of additional regular meetings without other notice than such resolution.

SPECIAL MEETINGS. Special meetings of the Board may be called by the Chief Executive Officer, the Secretary or the presiding officer of the Board, if different from the Chief Executive Officer, on not less than two (2) days' notice to each director by mail, telegram, cablegram or other form of wire or wireless communication, or personal delivery or other form of communication authorized under the circumstances by the Code, and shall be called by the Chief Executive Officer or the Secretary in like manner and on like notice on the written request of any two (2) or more members of the Board. Such notice shall state the time, date and place of such meeting, but need not describe the purpose of the meeting. Any such special meeting shall be held at such time and place as shall be stated in the notice of the meeting.

GENERAL PROVISIONS REGARDING NOTICE AND WAIVER. Except as otherwise expressly provided in this Article IV, matters relating to notice to directors and waiver of notice by directors shall be governed by the provisions of Article II of these By-Laws.

QUORUM. At all meetings of the Board, unless otherwise provided in the Articles of Incorporation or other provisions of these Bylaws, the presence of a at least one-third of the then serving Directors shall constitute a quorum for the transaction of business. In the absence of a quorum a majority of the Directors present at any meeting may adjourn from time to time until a quorum be had. Notice of the time and place of any adjourned meeting need only be given by announcement at the meeting at which adjournment is taken.

MANNER OF ACTING. Except as expressly otherwise provided by the Articles of Incorporation or other provisions of these Bylaws, if a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board. A director who is present at a meeting when corporate action is taken is deemed to have assented to the action unless:

          (1) He objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting;

          (2) His dissent or abstention from the action taken is entered in the minutes of the meeting; or

          (3) He does not vote in favor of the action taken and delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.

COMMITTEES.

Except as otherwise provided by the Articles of Incorporation, the Board may create one or more committees and appoint members of the Board to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board.

The provisions of these Bylaws and of the Code which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board, shall apply as well to committees created under this
Section 11 and their members.

To the extent specified by the Articles of Incorporation, these Bylaws and the resolution of the Board creating such committee, each committee may exercise the authority of the Board, provided that a committee may not:

          (1) Approve, or propose to shareholders for approval, action required by the Code to be approved by shareholders;

          (2)  Fill vacancies on the Board or on any of its committees;

          (3) Exercise any authority which the Board may have to amend the Articles of Incorporation;

          (4)  Adopt, amend, or repeal bylaws; or

          (5)  Approve a plan of merger not requiring shareholder approval.

ACTION WITHOUT FORMAL MEETING. Except as expressly otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if written consent thereto (which may take the form of one or more counterparts) is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee. A consent executed in accordance herewith has the effect of a meeting vote and may be described as such in any document.

CONFERENCE CALL MEETINGS. Members of the Board, or any committee of the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other during the meeting, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

NOMINATIONS AND NOTIFICATION OF NOMINATIONS FOR DIRECTORS. Nominations for election to the Board may be made by the Board, any nominating committee thereof or by any holder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors may nominate a person or persons for election as a director only if written notice of such shareholder's intention to make any such nomination is given either by personal delivery or mailed by the United States Mail, postage prepaid, certified and return receipt requested, to the Secretary of the Corporation not later than the later of (i) the close of business on the seventh (7th) calendar day following the date on which notice of the meeting of shareholders for the election of directors is first given to shareholders (any such notice of meeting of shareholders shall not be given earlier than the record date for the meeting of shareholders) and (ii) a date ninety (90) days prior to the date of the meeting of shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

        The notification shall be signed by the nominating shareholder and shall include or be accompanied by a signed written consent of each person to be named as a nominee for election as a director. Purported nominations not made in compliance with these procedures may be disregarded by the chairman of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The Board may also refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.



                                    OFFICERS

        Section 1. NUMBER. The officers of the Corporation may include a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers as may from time to time be chosen by the Board of Directors. Any number of offices may be held by one person.

        Section 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. At any regular meeting of the Board of Directors, the board may elect a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers and assistant officers as may be deemed advisable. Such Officers shall hold office until their successors are elected and qualified; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the whole Board of Directors.

        Section 3. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, who may also be referred to as the President, shall: (a) have general active management of the business of the Corporation; (b) when present, preside at all meetings of the Board and of the shareholders; (c) see that all orders and resolutions of the Board are carried into effect; (d) sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or as expressly delegated by the Articles of Incorporation or Bylaws or by the Board to some other officer or agent of the Corporation; (e) maintain records of and, whenever necessary, certify all proceedings of the Board and the shareholders; and (f) perform other duties prescribed by the Board.

        Section 4. ASSISTANT EXECUTIVE OFFICER. Each Assistant Executive Officer shall have such powers and shall perform such duties as may be prescribed by the Board of Directors. In the event of absence or disability of the Chief Executive Officer, an assistant executive officer shall succeed to his or her powers and duties in the order in which they are elected or as otherwise prescribed by the Board of Directors. The Assistant Executive Officers may also be referred to as Vice Presidents.

        Section 5. SECRETARY. The Secretary shall be secretary of and shall attend all meetings of the shareholders and Board of Directors. The Secretary shall act as clerk thereof and shall record all the proceedings of such meetings in the minute book of the Corporation. The Secretary shall give proper notice of meetings of shareholders and Directors. The Secretary shall keep the seal of the Corporation, if any, and shall affix the same to any instrument requiring it and shall attest the seal by his or her signature. The Secretary shall, with the Chief Executive Officer or Chief Financial Officer, acknowledge all certificates for shares of the Corporation, when required, and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

        Section 6. CHIEF FINANCIAL OFFICER. The Chief Financial Officer, who may also be referred to as the Treasurer, shall: (a) keep accurate financial records for the Corporation; (b) deposit all money, drafts, and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the Board; (c) endorse for deposit all notes, checks, and drafts received by the Corporation as ordered by the Board, making proper vouchers therefor; (d) disburse corporate funds and issue checks and drafts in the name of the Corporation as ordered by the Board; (e) render to the Chief Executive Officer and the Board, whenever requested, an account of all transactions by the Chief Financial Officer and of the financial condition of the Corporation; and (f) perform other duties prescribed by the Board or by the Chief Executive Officer.

        Section 7. ASSISTANT OFFICERS. In the event of absence or disability of any assistant executive officer, Secretary, or Chief Financial Officer, such assistants to such officers shall succeed to the powers and duties of the absent officer in the order in which they are elected or as otherwise prescribed by the Board of Directors until such principal officer shall resume his or her duties or the Board of Directors elects his or her replacement. Such assistant officers shall exercise such other power and duties as may be delegated to them from time to time by the Board of Directors, but they shall be subordinate to the principal officer they are designated to assist.

        Section 8. OFFICERS SHALL NOT LEND CORPORATE CREDIT. Except for the proper use of the Corporation, no officer of this Corporation shall sign or endorse in the name or on behalf of this Corporation, or in his or her official capacity, any obligations for the accommodation of any other party or parties, nor shall any check, note, bond, stock certificate or other security or thing of value belonging to this Corporation be signed by any officer or Director as collateral for any obligation other than valid obligations of this Corporation.

        Section 9. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

        Section 10. COMPENSATION. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

        Section 11. REMOVAL; RESIGNATION. The officers of the Corporation shall serve at the pleasure of the Board of Directors, and until their successors are chosen and qualified. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified herein, and if a time is not specified, at the time of its receipt by the Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                                 INDEMNIFICATION

DEFINITIONS FOR INDEMNIFICATION PROVISIONS. As used in this Article VI, the term:

        (1) "Corporation" (when spelled with an initial capital letter) includes any domestic or foreign predecessor entity of the "Corporation" (as defined in Article I of these Bylaws) in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

        (2) "director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation's request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. Director includes, unless the context requires otherwise, the estate or personal representative of a director.

        (3)     "expenses" include attorneys' fees.

        (4) "liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

        (5) "party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

        (6) "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

MANDATORY INDEMNIFICATION AGAINST EXPENSES. The Corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the Corporation against reasonable expenses incurred by the director in connection with the proceeding.

AUTHORITY FOR PERMISSIVE INDEMNIFICATION.

Except as otherwise provided in this Section, the Corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if he or she conducted himself or herself in good faith and reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the Corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the Corporation; and (C) in the case of any criminal proceeding, that he or she had no reasonable cause to believe such conduct was unlawful.

A director's conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that the director reasonably believed was at least not opposed to the best interests of the Corporation.

The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Section 3.

The Corporation may not indemnify a director under this Section 3:

        (1) In connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this
                Section 3; or

        (2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

DETERMINATION AND AUTHORIZATION OF PERMITTED INDEMNIFICATION.

The Corporation may not indemnify a director under Section 3 of this Article VI unless authorized thereunder and a determination has been made for a specific case proceeding that indemnification of the director is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in such Section 3.

The determination shall be made:

        (1) If there are two or more disinterested directors, by the Board by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

        (2)     By special legal counsel:

                         (A) Selected in the manner  prescribed in paragraph (1)
                of this subsection; or

                         (B) If there are fewer than two disinterested directors, selected by the Board (in which selection directors who do not qualify as disinterested directors may participate); or

        (3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection
(b)(2)(B) of this Section 4 to select special legal counsel.

SHAREHOLDER-APPROVED INDEMNIFICATION.

Without regard to any limitations contained in any other section of this Article VI, the Corporation may, if authorized by its shareholders by a majority of votes which would be entitled to be cast in a vote to amend the Corporation's Articles of Incorporation (which authorization may take the form of an amendment to the Articles of Incorporation or a contract, resolution or bylaw approved or ratified by the requisite shareholder vote), indemnify or obligate itself to indemnify a director made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.

The Corporation shall not indemnify a director under this Section 5 for any liability incurred in a proceeding in which the director is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the
Corporation:

        (1) For any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;

        (2) For acts or omissions which involve intentional misconduct or a knowing violation of law;

        (3)     For any  type  of  liability  for  unlawful  distribution  under
                Section 14-2-832 of the Code, or any successor statute; or

        (4) For any transaction from which he or she received an improper personal benefit.

        (c)     Where  approved  or  authorized  in  the  manner   described  in
subsection (a) of this Section 5, the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

        (1) The director furnishes the Corporation a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in subsection (b) of this Section 5; and

        (2) The director furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification under this Section 5.

ADVANCES FOR EXPENSES.

The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director in advance of final disposition of the proceeding if:

        (1) The director furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct set forth in subsection (a) of Section 3 of this Article VI or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles as authorized by paragraph (4) of subsection (b) of Code Section 14-2-202; and

        (2) The director furnishes the Corporation a written undertaking to repay any funds advanced if it is ultimately determined that he or she is not entitled to indemnification under this Article.

The undertaking required by paragraph (2) of subsection (a) of this Section 6 must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

Authorizations under this Section 6 shall be made:

                                  By the Board:

                         (A) When there are two or more disinterested directors,
                by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

                         (B) When there are fewer than two disinterested directors, by the vote necessary for action by the Board in accordance with subsection (c) of Code Section 14-2-824, in which authorization directors who do not qualify as disinterested directors may participate; or

By the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS.

The Corporation may indemnify and advance expenses under this part to an officer of the Corporation who is a party to a proceeding because he or she is an officer of the Corporation:

To the same extent as a director; and

If he or she is not a director, to such further extent as may be provided by the Articles of Incorporation, the Bylaws, a resolution of the Board, or contract except for liability arising out of conduct that constitutes:

                         (A) Appropriation, in violation of his or her duties, of any business opportunity of the Corporation;

                         (B)  Acts  or  omissions   which  involve   intentional
                misconduct or a knowing violation of law;

                         (C) The types of  liability  set forth in Code  Section
                14-2-832; or

                         (D) Receipt of an improper personal benefit.

        (b) The provisions of paragraph (2) of subsection (a) of this Section 7 shall apply to an officer who is also a director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

        (c) An officer of the Corporation who is not a director is entitled to mandatory indemnification under Section 2, and may apply to a court under Code
Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

        (d) The Corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its Articles of Incorporation, Bylaws, general or specific action of its Board, or contract.

INSURANCE. The Corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, serves at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify or advance expenses to him against the same liability under this part.

EXPENSES FOR APPEARANCE AS WITNESS. Nothing contained in this Article VI shall be deemed to limit the Corporation's power to pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.



                             FAIR PRICE REQUIREMENTS

DEFINITIONS.

        As used in this Article VII, the term:

"Affiliate" means a person that directly, or indirectly through one or more intermediaries, Controls or is Controlled By or is Under Common Control With a specified person.

"Announcement Date" means the date of the first general public announcement of the proposal of the Business Combination.

"Associate," when used to indicate a relationship with any person, means:

                (A) Any corporation or organization, other than the Corporation or a subsidiary of the Corporation, of which such person is an officer, director, or partner or is the Beneficial Owner of ten percent (10%) or more of any class of equity securities;

                (B) Any trust or other estate in which such person has a beneficial interest of ten percent (10%) or more or as to which such person serves as trustee or in a similar fiduciary capacity; and

                (C) Any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

 "Beneficial Owner" means a person shall be considered to be the beneficial owner of any equity securities:

                (A) Which such person or any of such person's Affiliates or Associates owns, directly or indirectly;

                (B) Which such person or any of such person's Affiliates or Associates, directly or indirectly, has:

The right to acquire, whether such right is exercisable immediately or only after the passage of time, pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or

The right to vote pursuant to any agreement, arrangement, or understanding; or

                (C) Which are owned, directly or indirectly, by any other person with which such person or any of such person's Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of equity securities, provided, however, that a person shall not be considered to be a beneficial owner of any equity securities which (i) have been tendered pursuant to a tender or exchange offer made by such person or such person's Affiliates or Associates until such tendered stock is accepted for purchase or exchange or (ii) such person or such person's Affiliates or Associates have the right to vote pursuant to any agreement, arrangement, or understanding if the agreement, arrangement, or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to one or more persons.

"Business Combination" means:

                (A) Any merger of the Corporation or any subsidiary with:

Any Interested Shareholder; or

Any other corporation, whether or not itself an Interested Shareholder, which is, or after the merger would be, an Affiliate of an Interested Shareholder that was an Interested Shareholder prior to the consummation of the transaction;

                (B) Any share  exchange with (i) any  Interested  Shareholder or
        (ii)  any  other  corporation,  whether  or  not  itself  an  Interested
        Shareholder, which is, or after the share exchange would be, an Affiliate of an Interested Shareholder that was an Interested Shareholder prior to the consummation of the transaction;

                (C) Any sale, lease, transfer, or other disposition, other than in the ordinary course of business, in one transaction or in a series of transactions in any 12-month period, to any Interested Shareholder or any Affiliate of any Interested Shareholder, other than the Corporation or any of its subsidiaries, of any assets of the Corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the board of directors of the Corporation, an aggregate book value as of the end of the Corporation's most recently ended fiscal quarter of ten percent (10%) or more of the net assets of the Corporation as of the end of such fiscal quarter;

                (D) The issuance or transfer by the Corporation, or any subsidiary, in one transaction or a series of transactions in any 12-month period, of any equity securities of the Corporation or any subsidiary which have an aggregate market value of five percent (5%) or more of the total market value of the outstanding common and preferred shares of the Corporation whose shares are being issued to any Interested Shareholder or any Affiliate of any Interested Shareholder, other than the Corporation or any of its subsidiaries, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the Corporation's Voting Shares or any other method affording substantially proportionate treatment to the holders of Voting Shares;

                (E) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation in which anything other than cash will be received by an Interested Shareholder or any Affiliate of any Interested Shareholder; or

                (F) Any reclassification of securities, including any reverse stock split, or recapitalization of the Corporation, or any merger of the Corporation with any of its subsidiaries, or any share exchange with any of its subsidiaries, which has the effect, directly or indirectly, in one transaction or a series of transactions in any 12-month period, of increasing by five percent (5%) or more the proportionate amount of the outstanding shares of any class or series of equity securities of the Corporation or any subsidiary which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

"Continuing Director" means any member of the board of directors who is not an Affiliate or Associate of an Interested Shareholder or any of its Affiliates, other than the Corporation or any of its subsidiaries, and who was a director of the Corporation prior to the Determination Date, and any successor to such Continuing Director who is not an Affiliate or an Associate of an Interested Shareholder or any of its Affiliates, other than the Corporation or its subsidiaries, and is recommended or elected by a majority of all of the Continuing Directors.

"Control," including the terms "Controlling," "Controlled By," and "Under Common Control With," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise, and the beneficial ownership of shares representing ten percent (10%) or more of the votes entitled to be cast by the Corporation's Voting Shares shall create an irrebuttable presumption of control.

"Determination Date" means the date on which an Interested Shareholder first became an Interested Shareholder.

"Fair Market Value" means:

                (A) In the case of securities, the highest closing sale price, during the period beginning with and including the Determination Date and for 29 days prior to such date, of such a security on a principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such securities are listed, or, if such securities are not listed on any such exchange, the highest closing sales price or, if none is available, the average of the highest bid and asked prices reported with respect to such a security, in each case during the 30-day period referred to above, on the National Association of Securities Dealers, Inc., Automatic Quotation System, or any system then in use, or, if no such quotations are available, the fair market value on the date in question of such a security as determined in good faith at a duly called meeting of the board of directors by a majority of all of the Continuing Directors, or, if there are no Continuing Directors, by the entire board of directors; and

                (B) In the case of property other than securities, the fair market value of such property on the date in question as determined in good faith at a duly called meeting of the board of directors by a majority of all of the Continuing Directors, or, if there are no
        Continuing   Directors,   by  the  entire  board  of  directors  of  the
        Corporation.

"Interested Shareholder" means any person, other than the Corporation or its subsidiaries, that:

                (A) Is the Beneficial Owner of ten percent (10%) or more of the voting power of the outstanding Voting Shares of the Corporation; or

                (B) Is an Affiliate of the Corporation and, at any time within the two-year period immediately prior to the date in question, was the Beneficial Owner of ten percent (10%) or more of the voting power of the then outstanding Voting Shares of the Corporation.

For the purpose of determining whether a person is an Interested Shareholder, the number of Voting Shares deemed to be outstanding shall not include any unissued Voting Shares which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise.

"Net Assets" means the amount by which the total assets of the Corporation exceed the total debts of the Corporation.

"Voting Shares" means shares entitled to vote generally in the election of directors.

ADDITIONAL BUSINESS COMBINATION APPROVAL.

        In addition to any vote otherwise required by law or the Articles of Incorporation of the Corporation, a Business Combination shall be:

Unanimously approved by the Continuing Directors, provided that the Continuing Directors constitute at least three members of the board of directors at the time of such approval; or

Recommended by at least two-thirds of the Continuing Directors and approved by a majority of the votes entitled to be cast by holders of Voting Shares, other than Voting Shares beneficially owned by the Interested Shareholder who is, or whose Affiliate is, a party to the Business Combination.

EXCEPTION TO VOTE REQUIREMENT OF ARTICLE VII, SECTION 2.

The vote required by Section 2 of this Article VII does not apply to a Business Combination if each of the following conditions is met:

The aggregate amount of the cash, and the Fair Market Value as of five days before the consummation of the Business Combination of consideration other than cash, to be received per share by holders of any class of common shares or any class or series of preferred shares in such Business Combination is at least equal to the highest of the following:

                         (A) The highest per share price, including any brokerage commissions, transfer taxes, and soliciting dealers' fees, paid by the Interested Shareholder for any shares of the same class or series acquired by it:

Within the two-year period immediately prior to the Announcement Date; or

In the transaction in which it became an Interested Shareholder, whichever is higher;

                         (B) The Fair  Market  Value per share of such  class or
                series as determined on the Announcement Date or as determined on the Determination Date, whichever is higher; or

                         (C) In the case of shares other than common shares, the
                highest preferential amount per share to which the holders of shares of such class or series are entitled in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, provided that this subparagraph shall only apply if the Interested Shareholder has acquired shares of such class or series within the two-year period immediately prior to the Announcement Date;

The consideration to be received by holders of any class or series of outstanding shares is to be in cash or in the same form as the Interested Shareholder has previously paid for shares of the same class or series. If the Interested Shareholder has paid for shares of any class or series of shares with varying forms of consideration, the form of consideration for such class or series of shares shall be either cash or the form used to acquire the largest number of shares of such class or series previously acquired by it;

After the Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:

                         (A) Unless  approved  by a majority  of the  Continuing
                Directors, there shall have been:

No failure to declare and pay at the regular date therefor any full periodic dividends, whether or not cumulative, on any outstanding preferred shares of the Corporation;

No reduction in the annual rate of dividends paid on any class of common shares, except as necessary to reflect any subdivision of the shares;

An increase in such annual rate of dividends as is necessary to reflect any reclassification, including any reverse share split, recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares; and

No increase in the Interested Shareholder's percentage ownership of any class or series of shares of the Corporation by more than one percent (1%) in any 12-month period;

                    (B) The provisions of divisions (i) and (ii) of subparagraph
               (A)  of  this  paragraph   shall  not  apply  if  the  Interested
               Shareholder or an Affiliate or Associate of the Interested Shareholder did not vote as a director of the Corporation in a manner inconsistent with divisions (i) and (ii) of subparagraph (A) of this paragraph and the Interested Shareholder, within ten (10) days after any act or failure to act inconsistent with divisions (i) and (ii) of subparagraph (A) of this paragraph, notified the board of directors of the Corporation in writing that the Interested Shareholder disapproved thereof and requested in good faith that the board of directors rectify the act or failure to act; and

After the Interested Shareholder has become an Interested Shareholder, the Interested Shareholder has not received the benefit, directly or indirectly, except proportionately as a shareholder, of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any of its subsidiaries, whether in anticipation of or in connection with such Business Combination or otherwise.

REPEAL OF ARTICLE VII AND LIMITATIONS.

This Article VII shall be irrevocable except that it may be repealed by the affirmative vote of at least two-thirds of the Continuing Directors and a majority of the votes entitled to be cast by the voting shares of the Corporation, other than shares beneficially owned by any Interested Shareholder and affiliates and associates of any Interested Shareholder, in addition to any other vote required by the Articles of Incorporation or Bylaws to amend these Bylaws.

The requirement of Section 2 of this Article VII shall not apply to Business Combinations with an Interested Shareholder or its Affiliates if, during the three-year period immediately preceding the consummation of the Business Combination, the Interested Shareholder has not at any time during such period:

        (1)     Ceased to be an Interested Shareholder; or

        (2) Increased its percentage ownership of any class or series of common or preferred shares of the Corporation by more than one percent (1%) in any 12-month period.



               BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

DEFINITIONS.

        For purposes of this Article VIII, the definitions contained in Article VII, Section 1 shall be applicable with the following exceptions:

                (1) For purposes of this part, "Business Combination" means:

                    (A) Any merger or  consolidation  of the  Corporation or any subsidiary with (i) any Interested Shareholder; or (ii) any other corporation, whether or not itself an Interested Shareholder, which is, or after the merger or consolidation would be, an Affiliate of an Interested Shareholder that was an Interested Shareholder prior to the consummation of the transaction other than as a result of the Interested Shareholder's ownership of the Corporation's voting stock;

                    (B) Any sale, lease,  transfer, or other disposition,  other than in the ordinary course of business, in one transaction or in a series of transactions, to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, other than the Corporation or any of its subsidiaries, of any assets of the Corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the board of directors of the Corporation, an aggregate book value as of the end of the Corporation's most recently ended fiscal quarter of ten percent (10%) or more of the Net Assets of the Corporation as of the end of such fiscal quarter;

                    (C) The  issuance  or transfer  by the  Corporation,  or any subsidiary, in one transaction or a series of transactions, of any equity securities of the Corporation or any subsidiary which have an aggregate market value of five percent (5%) or more of the total market value of the outstanding common and preferred shares of the Corporation whose shares are being issued to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, other than the Corporation or any of its subsidiaries, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the Corporation's Voting Shares or any other method affording substantially proportionate treatment to the holders of Voting Shares, and except pursuant to the exercise or conversion of securities exercisable for or convertible into shares of the Corporation, or any subsidiary, which securities were outstanding prior to the time that any Interested Shareholder became such;

                         (D) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation;

                         (E) Any  reclassification of securities,  including any
                reverse stock split, or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries, which has the effect, directly or indirectly, of increasing by five percent (5%) or more the proportionate amount of the outstanding shares of any class or series of equity securities of the Corporation or any subsidiary which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

                         (F) Any receipt by the Interested  Shareholder,  or any
                Affiliate or Associate of the Interested Shareholder, other than in the ordinary course of business, of the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits or assistance or any tax credits or other tax advantages provided by or through the Corporation or any of its subsidiaries; or

                         (G) Any share exchange with (i) any Interested Shareholder or (ii) any other corporation, whether or not itself an Interested Shareholder, which is, or after the share exchange would be, an Affiliate of an Interested Shareholder that was an Interested Shareholder prior to the consummation of the transaction; and

                (2) For purposes of this Article VIII, the presumption of "control" created by paragraph (7) of Article VII, Section 1 shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article VIII, as an agent, bank, broker, nominee, custodian, or trustee for one or more owners who do not individually or as a group have Control of the Corporation.

BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS.

        (a) The Corporation shall not engage in any Business Combination with any Interested Shareholder for a period of five years (5) following the time that such shareholder became an Interested Shareholder, unless:

Prior to such time, the Corporation's board of directors approved either the Business Combination or the transaction which resulted in the shareholder becoming an Interested Shareholder;

In the transaction which resulted in the shareholder becoming an Interested Shareholder, the Interested Shareholder became the Beneficial Owner of at least ninety percent (90%) of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by: (A) persons who are directors or officers, their Affiliates, or Associates; (B) subsidiaries of the Corporation; and (C) any employee stock plan under which participants do not have the right (as determined exclusively by reference to the terms of such plan and any trust which is part of such plan) to determine confidentially the extent to which shares held under such plan will be tendered in a tender or exchange offer; or

Subsequent to becoming an Interested Shareholder, such shareholder acquired additional shares resulting in the Interested Shareholder being the Beneficial Owner of at least ninety percent (90%) of the outstanding voting stock of the Corporation, excluding for purposes of determining the number of shares outstanding those shares owned by (A) persons who are directors or officers of the Corporation, their Affiliates, or Associates; (B) subsidiaries of the Corporation; and (C) any employee stock plan under which participants do not have the right (as determined exclusively by reference to the terms of such plan and any trust which is part of such plan) to determine confidentially the extent to which shares held under such plan will be tendered in a tender or exchange offer, and the Business Combination was approved at an annual or special meeting of shareholders by the holders of a majority of the voting stock entitled to vote thereon, excluding from said vote, for the purpose of this paragraph only, the voting stock beneficially owned by the Interested Shareholder or by (A) persons who are directors or officers of the Corporation, their Affiliates, or Associates; (B) subsidiaries of the Corporation; and (C) any employee stock plan under which participants do not have the right (as determined exclusively by reference to the terms of such plan and any trust which is part of such plan) to determine confidentially the extent to which shares held under such plan will be tendered in a tender or exchange offer.

        (b) The restrictions contained in this Section 2 shall not apply if a shareholder: (1) becomes an Interested Shareholder inadvertently; (2) as soon as practicable divests sufficient shares so that the shareholder ceases to be an Interested Shareholder; and (3) would not, at any time within the five-year period immediately prior to a Business Combination between the Corporation and such shareholder, have been an Interested Shareholder but for the inadvertent acquisition.

REPEAL OF ARTICLE VIII.

        This Article VIII shall be irrevocable except that it may be repealed by the affirmative vote of at least two-thirds of the Continuing Directors and a majority of the votes entitled to be cast by the voting shares of the Corporation, other than shares beneficially owned by any Interested Shareholder and affiliates and associates of any Interested Shareholder, in addition to any other vote required by the Articles of Incorporation or Bylaws to amend these Bylaws.



                                   FISCAL YEAR

        The fiscal year of the Corporation shall be established by the Board or, in the absence of Board action establishing such fiscal year, by the Chief Executive Officer.



                                ANNUAL STATEMENTS

No later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare:

A balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of the fiscal year, and

A profit and loss statement showing the results of its operation during the fiscal year.

        Upon written request, the Corporation shall mail promptly to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement. If prepared for other purposes, the Corporation shall also furnish upon written request a statement of sources and applications of funds and a statement of changes in shareholders' equity for the fiscal year. If financial statements are prepared by the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared, and disclose that they are prepared, on that basis. If financial statements are prepared otherwise than on the basis of generally accepted accounting principles, they must so disclose and must be prepared on the same basis as other reports or statements prepared by the Corporation for the use of others.

If the annual financial statements are reported upon by a public accountant, his or her report must accompany them. If not, the statements must be accompanied by a statement of the Chief Executive Officer or the person responsible for the Corporation's accounting records:

        (1) Stating his or her reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

        (2) Describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.


                                  CAPITAL STOCK

FORM.

Except as otherwise provided for in paragraph (b) of this Section 1, the interest of each shareholder shall be evidenced by a certificate representing shares of stock of the Corporation, which shall be in such form as the Board may from time to time adopt and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall exhibit the holder's name, the number of shares and class of shares and series, if any, represented thereby, the name of the Corporation and a statement that the Corporation is organized under the laws of the State of Georgia. Each certificate shall be signed by one or more officers of the Corporation specified by resolution of the Board, but in the absence of such specifications, shall be valid if executed by the Chief Executive Officer or any Deputy or Assistant thereto, and such execution is countersigned by the Secretary, or any Deputy or Assistant thereto. Each stock certificate may but need not be sealed with the seal of the Corporation.

If authorized by resolution of the Board, the Corporation may issue some or all of the shares of any or all of its classes or series without certificates. The issuance of such shares shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of any shares not represented by certificates, the Corporation shall send to the holder of such shares a written statement setting forth, with respect to such shares (i) the name of the Corporation as issuer and the Corporation's state of incorporation, (ii) the name of the person to whom such shares are issued, (iii) the number of shares and class of shares and series, if any, and (iv) the terms of any restrictions on transfer which, were such shares represented by a stock certificate would be required to be noted on such certificate, by law, by the Articles of Incorporation or these By-Laws, or by any legal agreement among the shareholders of the Corporation.

TRANSFER. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or, in the case of shares not represented by certificates, the person named in the Corporation's stock transfer records as the owner of such shares, or, in either case, by attorney lawfully constituted in writing. In addition, with respect to shares represented by certificates, transfers shall be made only upon surrender of the certificate therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 4, Article XI of these Bylaws.

RIGHTS OF HOLDER. The Corporation shall be entitled to treat the holder of record of any share of the Corporation as the person entitled to vote such share (to the extent such share is entitled to vote), to receive any distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board may require and shall if the Board so requires, give the Corporation a bond of indemnity in the form and amount and with one or more sureties satisfactory to the Board, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.



                                      SEAL

        The corporate seal shall be in such form as shall be specified in the minutes of the organizational meeting of the Corporation, or as the Board may from time to time determine.

                               AMENDMENT TO BYLAWS

AMENDMENT OF BYLAWS BY BOARD OF DIRECTORS. Except as otherwise provided in the Articles of Incorporation, these Bylaws, by applicable law or by the provisions of this Article XIII, the board of directors may amend or repeal any provision of the Bylaws of the Corporation or adopt any new Bylaw, unless the shareholders have adopted, amended or repealed a particular Bylaw provision and, in doing so, have expressly reserved to the shareholders the right of amendment or repeal therefor. The board of directors may adopt, amend, alter or repeat the Bylaws of the Corporation only by the vote of a majority of the entire Board.

SUPERMAJORITY REQUIRED FOR AMENDMENT BY SHAREHOLDERS. The shareholders of the Corporation have the right, in accordance with the voting requirements set forth in this Section 2 of Article XIII, to amend or repeal any provision of these Bylaws, or to adopt new Bylaw provisions, even though such provisions may also be adopted, amended or repealed by the Board. Except as may otherwise specifically be required by law, Section 4 of Article VII and Section 3 of
Article VIII, the affirmative vote of the holders of not less than seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors shall be required for the shareholders to adopt, amend, alter or repeal any provision of the Bylaws of the Corporation.